UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 21, 2020 (January 17, 2020)

SERVICEMASTER GLOBAL HOLDINGS, INC.

(Exact name of each registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

150 Peabody Place, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 597-1400

(Each registrant’s telephone number, including area code)

 _______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common, par value $0.01	SERV	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On January 21, 2020, ServiceMaster Global Holdings, Inc. (the “Company”) issued a press release announcing, among things, the reaffirmation of its previously issued financial guidance for fiscal year 2019 revenue, adjusted EBITDA and organic growth. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as otherwise expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nikhil M. Varty resigned from his position as Chief Executive Officer and as a member of the Board of Directors of the Company (the “Board”), in each case, effective as of January 21, 2020 (the “Resignation Date”). Mr. Varty will continue to remain an employee of the Company in the role of Executive Advisor from the Resignation Date through February 29, 2020 (the “Separation Date”).

Additionally, the Board appointed the Company’s current Chairman of the Board, Naren K. Gursahaney, as the Company’s interim Chief Executive Officer, effective as of the Resignation Date. Mr. Gursahaney has served as Chairman of the Board since May 2019, and as a member of the Board since December 2017. He has been a private investor since 2016. From 2012 until 2016, he served as president and chief executive officer, and a member of the board of directors, of The ADT Corporation, a leading provider of security and automation solutions for homes and businesses in the United States and Canada. From 2003 until 2012, he served in various executive positions at Tyco International Ltd. He currently serves on the board of directors of NextEra Energy, Inc. Mr. Gursahaney has extensive experience in operations, strategic planning and with large, global residential and commercial services. Mr. Gursahaney’s existing compensation arrangements in connection with his role as Chairman of the Board and information relating to any related party transactions have been previously filed in the Company’s most recent definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on March 21, 2019, which information is incorporated by reference herein.

Mr. Varty and the Company entered into a letter agreement (the “Letter Agreement”), effective as of January 21, 2020, setting forth the terms of Mr. Varty’s resignation and continued employment as Executive Advisor until the Separation Date. The Letter Agreement provides that through the Separation Date, Mr. Varty will continue to receive his salary and benefits and will be eligible for continued vesting of his outstanding equity awards. Mr. Varty will also remain eligible to earn and be paid a bonus (if any) under the Company’s 2019 annual bonus plan. In consideration for the foregoing, Mr. Varty has agreed to execute a release of claims in favor of the Company and its affiliates. The foregoing summary description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to that full text thereof, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

In addition to the matters described in Items 2.02 of and 5.02 of this Current Report on Form 8-K, on January 21, 2020, the Company announced that the Board has decided to explore strategic alternatives for its ServiceMaster Brands reporting segment, including a potential sale of the segment.

Furthermore, on January 21, 2019, the Board established the position of lead independent director and appointed Mark E. Tomkins, currently serving as a director, to serve in such position.

Item 9.01.  Financial Statements and Exhibits.

 (d)Exhibits

Exhibit	Description
10.1	Letter Agreement, dated as of January 17, 2020, by and between Nikhil M. Varty and ServiceMaster Global Holdings, Inc.

99.1	Press Release of ServiceMaster Global Holdings, Inc. issued January 21, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICEMASTER GLOBAL HOLDINGS, INC.
(Registrant)

January 21, 2020	By:	/s/ Anthony D. DiLucente
Anthony D. DiLucente
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Letter Agreement, dated as of January 17, 2020, by and between Nikhil M. Varty and ServiceMaster Global Holdings, Inc.

99.1	Press Release of ServiceMaster Global Holdings, Inc. issued January 21, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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